Exhibit 99.1

Intrexon Completes Acquisition of Medistem

GERMANTOWN, MD and SAN DIEGO, CA, March 7, 2014 – Intrexon Corporation (NYSE: XON), a leader in synthetic biology, today announced that it has completed the acquisition of San Diego-based Medistem, Inc. (OTCQB: MEDS), a pioneer in the development of Endometrial Regenerative Cells (“ERC” or “ERCs”), universal donor adult-derived stem cells with properties uniquely suited for therapeutic use with Intrexon’s existing suite of synthetic biology technologies. Upon integration of these platforms, ERCs could be manufactured as genetically modified vehicles to secrete powerful therapeutic effectors in the body for clinical benefit to patients suffering from many different diseases.

In combination with Intrexon’s diverse proprietary suite of technologies, including its UltraVector® gene engineering and assembly, RheoSwitch Therapeutic System® platform, and Cell Systems Informatics, Medistem’s ERCs have the potential to be utilized as vehicles to deliver novel genetically controlled therapies for conditions such as cancer, inflammation, and a number of orphan diseases. Intrexon looks forward to developing these compelling technologies and making them available to existing and future collaborators.

Thomas Ichim, Ph.D., former President and Chief Science Officer of Medistem, has agreed to join the Intrexon team within its Cell Engineering Unit. Under the terms of the agreement, Medistem stockholders will receive in exchange for each share of Medistem common stock $0.27 in cash and $1.08 worth of Intrexon common stock, or approximately 0.03920 shares, based on the 20-day volume-weighted average price of Intrexon’s common stock immediately prior to closing, subject to adjustment pursuant to the terms of the merger agreement.

About Intrexon Corporation

Intrexon Corporation (NYSE: XON) is a leader in synthetic biology focused on collaborating with companies in Health, Food, Energy and the Environment to create biologically-based products that improve the quality of life and the health of the planet. Through the company’s proprietary UltraVector® platform, Intrexon provides its partners with industrial-scale design and development of complex biological systems. The UltraVector® platform delivers unprecedented control over the quality, function, and performance of living cells. We call our synthetic biology approach and integrated technologies Better DNA®, and we invite you to discover more at www.dna.com.

Trademarks

Intrexon, UltraVector, RheoSwitch Therapeutic System, and Better DNA are trademarks of Intrexon and/or its affiliates. Other names may be trademarks of their respective owners.

Safe Harbor Statement

Certain statements herein may be forward-looking and involve risks and uncertainties. Such forward-looking statements involve assumptions, known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Intrexon Corporation or Medistem Inc. These can be identified by the use of forward-looking words, such as “believes”, “expects”, “may”, “intends”, “anticipates”, “plans”, “estimates”, or any other analogous or similar expressions intended to identify forward-looking statements. These forward-looking statements and estimates as to future performance, estimates, and other statements contained herein regarding matters that are not historical facts, are only predictions and actual events or results may differ materially. We cannot assure or guarantee that any future results described in this press release will be achieved, and actual results could differ materially as a result of a variety of factors, including the risks that Medistem’s ERC are capable of forming and generating different tissues including heart, brain, pancreas, liver, bone, cartilage and lung, that ERCs in combination with Intrexon’s UltraVector® multi-gene engineering, proprietary Cell Systems Informatics, and RheoSwitch Therapeutic System®, Medistem’s ERCs have the potential to treat acute disease conditions, such as cancer, wound healing, and cardiovascular disease or that in addition to their therapeutic benefits, ERCs could be modified to produce genes of interest.

The risks included above are not exhaustive. Other factors that could adversely affect Intrexon or Medistem’s business and prospects are described in the filings made by the each Company with the SEC. The Companies expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any such statements presented herein to reflect any change in expectations or any change in events, conditions or circumstances on which any such statements are based.

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For more information contact:

Intrexon Corporation
Marie Rossi
Manager, Technical Communications
Tel:	+1 (301) 556-9944
Email:	PublicRelations@intrexon.com

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